[LOGO OMITTED]
                              HOME FEDERAL BANCORP
                             222 West Second Street
                             Seymour, Indiana 47274
                                 (812) 522-1592
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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
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                         To Be Held On October 23, 2001

     Notice is hereby given that the Annual Meeting of Shareholders of Home Federal Bancorp (the "Corporation") will be held at the Hampton Inn, 247 N. Sandy Creek Drive, Seymour, Indiana, on Tuesday, October 23, 2001, at 3:00 P.M., Eastern Standard Time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of three directors of the Corporation for terms expiring in 2004.

     2. Approval of the 2001 Stock Option Plan. Approval and ratification of the Home Federal Bancorp 2001 Stock Option (the "2001 Option Plan").

     3. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 10, 2001, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended June 30, 2001, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                           By Order of the Board of Directors


                                           ------------------------------------
                                           John K. Keach, Jr.
                                           Chairman of the Board, President and
                                           Chief Executive Officer

Seymour, Indiana
September 21, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              HOME FEDERAL BANCORP
                             222 West Second Street
                             Seymour, Indiana 47274
                                 (812) 522-1592
                                ---------------
                                PROXY STATEMENT
                                ---------------
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                October 23, 2001

     This Proxy Statement is being furnished to the holders of common stock, without par value ("Common Stock"), of Home Federal Bancorp ("the Corporation"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held at 3:00 p.m., Eastern Standard Time, at the Hampton Inn, 247 N. Sandy Creek Drive, Seymour, Indiana, on October 23, 2001, and at any and all adjournments of such meeting. The principal asset of the Corporation consists of 100% of the issued and outstanding shares of Common Stock, $.01 par value per share, of Home Federal Savings Bank (the "Bank"), a federal savings bank based in Seymour, Indiana. This Proxy Statement is expected to be mailed to Shareholders on or about September 21, 2001.

     A Notice of Annual Meeting and form of proxy accompany this Proxy Statement. Any Shareholder giving a proxy has the right to revoke it, by delivering written notice to the Secretary of the Corporation, by filing a later proxy, or in person at the meeting, at any time before such proxy is exercised. All proxies will be voted in accordance with the directions of the Shareholder and, to the extent no directions are given, will be voted "for" item 1.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only Shareholders of record at the close of business on September 10, 2001 (the "Voting Record Date"), will be eligible to vote at the Annual Meeting or at any adjournment thereof. Such Shareholders are entitled to one vote for each share then held. As of that date, the Corporation had 4,427,136 shares of the Corporation's Common Stock issued and outstanding. A majority of the votes entitled to be cast, in person or by proxy, at the Annual Meeting is necessary for a quorum. In determining whether a quorum is present, Shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     Management knows of no person who held more than 5% of the outstanding shares of the Corporation's Common Stock on September 10, 2001, other than the following:

                                   Number of Shares of
    Name and Address of              Common Stock               Percent of
     Beneficial Owner             Beneficially Owned (1)        Class (5)
---------------------------       ----------------------        -----------
Heartland Advisors, Inc.               268,250 (1)                 6.1%
     789 North Water Street
     Milwaukee, WI  53202
Lawrence E. Hiler                      286,537 (2)                 6.5%
     P.O. Box 148
     Walkerton, IN  46574

------------------

(1) The information is based on an amendment to a Schedule 13G Report filed by the Shareholder with the Securities and Exchange Commission and dated January 15, 2001, but otherwise does not reflect any changes in those shareholdings which may have occurred since the date of such filing. Heartland Advisors, Inc. is a registered investment advisor and the shares shown above are held in its investment advisory accounts, including Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company which holds more than 5% of the Corporation's outstanding shares. William J. Nasgovitz joined in the Schedule 13G Report as President and a principal shareholder of Heartland Advisors, Inc. and as an officer and director of Heartland Group, Inc.

(2) The information is based on a Schedule 13D Report filed by the Shareholder with the Office of Thrift Supervision on July 26, 1991, but otherwise does not reflect any changes in those shareholdings which may have occurred since the date of such filing, except for changes resulting from the Corporation's stock splits and repurchase programs.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of seven members. The Corporation's By-laws provide that the directors shall be divided into three classes as nearly equal in number as possible. Directors of the Corporation are generally elected to serve for a three-year period or until their respective successors are elected and qualified. The three nominees for election as a director this year are John T. Beatty, Harold Force and Gregory J. Pence, each of whom currently serves as a director. Messrs. Beatty, Force and Pence each have been nominated to serve for a three-year term ending in 2004.

     The following table sets forth certain information regarding the nominees for election as a director and each director continuing in office after the Annual Meeting. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies as to which authorization is withheld) will be voted at the Annual Meeting for the election of the nominees identified below. If any nominee is unable or declines to serve (an event which the Board of Directors does not anticipate), the proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors if the Board elects to fill such nominee's position. The table also sets forth the number of shares of the Corporation's Common Stock beneficially owned by certain executive officers of the Corporation and by all directors and executive officers of the Corporation as a group.

                                                                                                       Shares of
                                                                                                        Common
                                          Positions                Director      Director                Stock
                                          Held With                 of the       of the      Term     Beneficially      Percent
                                            the                      Bank     Corporation      to       Owned on          of
Name                        Age          Corporation                Since        Since       Expire    9/10/01 (1)       Class
--------------------------- ---          -----------              ----------  -----------    ------   ------------      -------
Director Nominees
John T. Beatty               51             Director                1991          1992         2001      25,079(2)         *
Harold Force                 50             Director                1991          1992         2001      28,464(3)         *
Gregory J. Pence             44             Director                1999          1999         2001     101,415(4)       2.3%

Directors Continuing
In Office
--------------------
Lewis W. Essex               69             Director                1972          1990         2003     130,474(5)       2.9%

John K. Keach, Jr            49         Chairman of the Board,      1990          1990         2002     237,336(6)       5.2%
                                           President and
                                        Chief Executive Officer

David W. Laitinen, MD        49             Director                1990          1990         2002      64,847(7)       1.5%

Harvard W. Nolting, Jr       62             Director                1988          1990         2003      68,227(8)       1.5%

Executive Officers
------------------

Gerald L. Armstrong          61             Executive Vice                                              110,754(9)       2.5%
                                         President and Chief
                                          Operating Officer

S. Elaine Pollert            41         Executive Vice President,                                       91,629(10)       2.0%
                                           Retail Banking

Lawrence E. Welker           54             Executive Vice                                             143,783(11)       3.2%
                                          President, Chief
                                          Financial Officer,
                                        Treasurer and Secretary

All executive officers and
directors as a group (10 persons)                                                                    1,002,008(12)      20.4%

-------------------
*        Less than 1%.

(1) Includes shares beneficially owned by members of the immediate families of the directors, director nominees, or executive officers residing in their homes. Unless otherwise indicated, each nominee, director or executive officer has sole investment and/or voting power with respect to the shares shown as beneficially owned by him or her.

(2) Includes 10,000 shares held jointly by Mr. Beatty and his wife and 15,079 shares subject to stock options granted under the Home Federal Bancorp 1993 Stock Option Plan (the "1993 Option Plan") and the Home Federal Bancorp 1995 Stock Option Plan (the "1995 Option Plan") or by the Corporation.

(3) Includes 225 shares held jointly by Mr. Force and his wife, and 15,079 shares subject to stock options granted under the 1993 Option Plan, the 1995 Option Plan or by the Corporation.

(4) Includes 46,942 shares held by Mr. Pence's wife or by his wife for the benefit of their children, 20,269 held by a corporation of which Mr. Pence is a director and owner, and 13,500 shares subject to a stock option granted under the 1995 Option Plan.

(5) Includes 13,392 shares subject to stock options granted under the 1993 Option Plan, the 1995 Option Plan or by the Corporation, and 44,043 shares held in a testamentary trust created by Mr. Essex's mother.

(6) Includes 79,349 shares held jointly by Mr. Keach and his wife, 1,476 shares held by his wife and children, 140,562 shares subject to stock options granted under the Home Federal Bancorp Stock Option Plan (the "Option
     Plan"), the 1993 Option Plan, the 1995 Option Plan and the Home Federal Bancorp 1999 Stock Option Plan (the "1999 Option Plan"), and 15,949 whole shares allocated as of June 30, 2001, to Mr. Keach's account under the Home Federal Bancorp Employees Salary Savings Plan (the "401(k) Plan"). Does not include stock options for 29,993 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(7) Includes 25,476 shares held jointly by Dr. Laitinen and his wife, 24,292 shares held by Mrs. Laitinen for their minor children, and 15,079 shares subject to stock options granted under the 1993 Option Plan, the 1995 Option Plan or by the Corporation.

(8) Includes 13,392 shares subject to stock options granted under the 1993 Stock Option Plan, the 1995 Option Plan or by the Corporation.

(9) Includes 72,342 shares subject to stock options granted under the Stock Option Plan, the 1993 Option Plan, the 1995 Option Plan, and the 1999 Option Plan and 10,682 whole shares allocated as of June 30, 2001, to Mr. Armstrong's account under the 401(k) Plan. Does not include stock options for 40,870 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(10) Includes 75,243 shares subject to stock options granted under the 1993 Option Plan, the 1995 Option Plan, and the 1999 Option Plan and 3,745 whole shares allocated as of June 30, 2001, to Ms. Pollert's account under the 401(k) Plan. Does not include stock options for 17,444 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(11) Includes 118,417 shares subject to stock options granted under the Stock Option Plan, the 1993 Option Plan, the 1995 Option Plan, and the 1999 Option Plan and 3,425 whole shares allocated as of June 30, 2001, to Mr. Welker's account under the 401(k) Plan. Does not include stock options for 10,488 shares which are not exercisable within a period of 60 days following the Voting Record Date .

(12) Includes 492,085 shares subject to stock options granted under the Stock Option Plan, the 1993 Option Plan, the 1995 Option Plan, the 1999 Option Plan and outside of those plans, and 33,801 whole shares allocated as of June 30, 2001, to the accounts of participants in the 401(k) Plan. Does not include stock options for 98,795 shares which are not exercisable within a period of 60 days following the Voting Record Date.

     The business experience of each of the above directors and director nominees for at least the past five years is as follows:

     John T. Beatty is President and Treasurer of Beatty Insurance, Inc.

     Lewis W. Essex retired from his position as Chief Executive Officer of Essex Castings, Inc. in 1996.

     Harold Force has been President of Force Construction Company, Inc. since 1976.

     John K. Keach, Jr. has been employed by the Bank since 1974. In 1985, he was elected Senior Vice President - Financial Services, in 1987 he became Executive Vice President, and in 1988 he became President and Chief Operating Officer. In 1994, he became President and Chief Executive Officer. In 1999, he was appointed Chairman of the Board of Directors of the Corporation.

     David W. Laitinen, MD has been an orthopedic surgeon in Seymour, Indiana since 1983.

     Harvard W. Nolting, Jr. was a co-owner of Nolting Foods, Inc. (grocery chain) for over 30 years before his retirement in 1994.

     Gregory J. Pence is President of Kiel Brothers Oil Co., Inc. and KP Oil, Inc. (wholesale petroleum distributors, convenience store retailing and property management).

     Directors will be elected upon receipt of a plurality of votes cast at the Annual Meeting. Plurality means that individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

Meetings and Committees of the Board of Directors of the Corporation

     The Board of Directors meetings are generally held on a monthly basis. The Board of Directors held a total of 12 meetings during the fiscal year ended June 30, 2001. No incumbent director attended fewer than 75% of the sum of the meetings of the Board of Directors held while he served as a director and the meetings of committees on which he served.

     The Audit Committee, comprised of Messrs. Beatty (Chairman), Essex, Force, Nolting, Jr., and Pence, recommends the appointment of the Corporation's independent accountants in connection with its annual audit, and meets with them to outline the scope and review the results of such audit. That committee met eight times during the Corporation's fiscal year ended June 30, 2001.

     The Board of Directors of the Corporation has a Compensation Committee, the members of which are Messrs. Nolting, Jr. (Chairman), Laitinen and Keach, Jr., which reviews payroll costs and salary recommendations and sets salary guidelines. During the fiscal year ended June 30, 2001, the Compensation Committee met two times.

     The Corporation's Stock Option Committee administers the Stock Option Plan, the 1993 Option Plan, the 1995 Option Plan, and the 1999 Option Plan, and will administer the 2001 Option Plan if it is approved by the shareholders of the Corporation. It met one time during the fiscal year ended June 30, 2001. Its members are all of the directors except Mr. Keach, Jr.

     The Corporation's Nominating Committee nominated the slate of directors set forth in the Proxy Statement. The Nominating Committee held one meeting for the fiscal year ended June 30, 2001. The members of the Nominating Committee for the 2001 Annual Meeting were Messrs. Laitinen (Chairman), Nolting and Essex. The Nominating Committee will consider the nomination of any Shareholder of the Corporation entitled to vote for the election of directors at the meeting who has given timely notice in writing to the Secretary of the Corporation as provided in the Corporation's By-laws. To be timely, a Shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days prior to the meeting, unless less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in publicly-available By-laws, if the Annual Meeting is held on such date), in which case the notice by a Shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Management Remuneration and Related Transactions

     Joint Report of the Compensation Committee and the Stock Option Committee

     The Compensation Committee of the Board of Directors was comprised during fiscal 2001 of Messrs. Nolting, Jr. (Chairman), Laitinen and Keach, Jr. The Committee reviews payroll costs, establishes policies and objectives relating to compensation, and approves the salaries of all employees, including executive officers. All decisions by the Compensation Committee relating to salaries of the Corporation's executive officers are approved by the full Board of Directors. In fiscal 2001, there were no modifications to Compensation Committee actions and recommendations made by the full Board of Directors. In approving the salaries of executive officers, the Committee has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time the Compensation Committee reviews information provided to it by independent compensation consultants in making its decisions. The Corporation's Stock Option Committee administers the Corporation's stock option plans. Its members are all of the Corporation's outside directors. The objectives of the Compensation Committee and the Stock Option Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Corporation's long-term success; (

     2)   reward  executive   officers  based  upon  their  ability  to  achieve
          short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of Shareholders by granting stock options which will become more valuable to the executives as the value of the Corporation's shares increases.

     At present, the Corporation's executive compensation program is comprised of base salary and long-term incentive bonuses in the form of stock options. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance.

     Base Salary. Base salary levels of the Corporation's executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Compensation Committee also takes into account individual experience and performance.

     Mr. Keach, Jr. was the Corporation's Chief Executive Officer throughout fiscal 2001. Mr. Keach, Jr.'s salary was increased from $282,683 in fiscal 2000 to $305,250 in 2001. In recommending this increase, the Compensation Committee considered the Corporation's financial performance for the prior fiscal year.

     Stock Options. The Corporation's stock option plans serve as long-term incentive plans for executive officers and other key employees. These plans align executive and Shareholder long-term interests by creating a strong and direct link between executive pay and Shareholder return, and enable executives to acquire a significant ownership position in the Corporation's Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Stock Option Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive's level of responsibility and contributions to the Corporation.

     Mr. Keach, Jr. received a grant of stock options for 17,500 shares of Common Stock during fiscal year 2001. See "Management Remuneration and Related Transactions-- Stock Options."

     Finally, the Committee notes that Section 162(m) of the Internal Revenue Code, in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the executive officers named in the compensation table below exceeded the threshold for deductibility under section 162(m).

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Corporation's Shareholders. As performance goals are met or exceeded, most probably resulting in increased value to Shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2001 for executives and for the Chief Executive Officer adequately reflect the Corporation's compensation goals and policies.

         Compensation Committee Members     Stock Option Committee Members
         ------------------------------     ------------------------------
                  Harvard W. Nolting, Jr.            John T. Beatty
                  John K. Keach, Jr.                 Lewis W. Essex
                  David W. Laitinen                  Harold Force
                                                     David W. Laitinen
                                                     Harvard W. Nolting, Jr.
                                                     Gregory J. Pence

Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Corporation's financial statements for the fiscal year ended June 30, 2001, included in the Corporation's Shareholder Annual Report accompanying this Proxy Statement ("2001 Audited Financial Statements"):

     The Committee has reviewed and discussed the Corporation's 2001 Audited Financial Statements with the Corporation's management.

     The Committee  has  discussed  with its  independent  auditors  (Deloitte &
Touche LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Corporation's financial statements. Deloitte & Touche LLP did not use any employees other than its full-time permanent employees on its audit of the Corporation's 2001 Audited Financial Statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1
(which relates to the auditor's independence from the Corporation and its related entities) and has discussed with the auditors the auditors' independence from the Corporation. The Committee considered whether the provision of services by its independent auditors, other than audit services including reviews of Forms 10-Q, is compatible with maintaining the auditors' independence.

     Based on review and discussions of the Corporation's 2001 Audited Financial Statements with management and with the independent auditors, the Audit Committee recommended to the Board of Directors that the Corporation's 2001 Audited Financial Statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

     This Report is respectfully submitted by the Audit Committee of the Corporation's Board of Directors.

                            Audit Committee Members
                            -----------------------
                                 John T. Beatty
                                 Lewis W. Essex
                                  Harold Force
                            Harvard W. Nolting, Jr.
                                Gregory J. Pence

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

Accountant's Fees

     Audit Services. The aggregate fees billed by Deloitte & Touche LLP for audit services relating to the audit of the 2001 Audited Financial Statements and for reviews of the Corporation's financial statements included in its Forms 10-Q for the year ended June 30, 2001, were $113,237.

     Financial Information System Design and Implementation Fees. Deloitte & Touche LLP billed the Corporation for information technology assessment services during the fiscal year ended June 30, 2001, in the amount of $64,024.

     All Other Fees. Deloitte & Touche LLP billed the Corporation $102,710 for services other than those described above rendered during the fiscal year ended 2001.

     Independence of Audit Committee Members. The Corporation's Audit Committee is comprised of Messrs. Beatty, Essex, Force, Nolting, Jr., and Pence. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

Remuneration of Named Executive Officers

     During the last three fiscal years, no cash compensation was paid directly by the Corporation to any of its executive officers. Each of such officers was compensated by the Bank.

     The following table sets forth information as to annual, long-term and other compensation for services in all capabilities to the Corporation and its subsidiaries for each of the Corporation's last three fiscal years of (i) the individual who served as chief executive officer of the Corporation during the fiscal year ended June 30, 2001, and (ii) each other executive officer of the Corporation serving as such during the 2001 fiscal year, who earned over
$100,000  in  salary  and  bonuses  during  that  year  (the  "Named   Executive
Officers").


                                                                Summary Compensation Table

                                                                                                   Long Term Compensation
                                                Annual Compensation                                         Awards
                                   -------------------------------------------------     -------------------------------------------
                                                                          Other                                             All
Name and                                                                 Annual          Restricted      Securities        Other
Principal Position                 Fiscal                               Compen-            Stock         Underlying       Compen-
During Last Fiscal Year             Year     Salary($)(1)  Bonus($)(2)  sation($)(2)      Award($)       Options(#)     sation($)(3)
-----------------------            ------    ------------  -----------  ------------     ----------      ----------     ------------

John K. Keach, Jr.                  2001       $305,250         --           --                --          17,500          $2,876
Chairman  of the Board,             2000       $282,683         --           --                --          32,500          $2,813
President and                       1999       $249,831         --           --                --          15,050          $2,924
Chief  Executive Officer

Gerald L. Armstrong                 2001       $153,000         --           --                --          12,500          $2,900
Executive Vice
President and Chief                 2000       $151,264         --           --                --          20,000          $2,669
Operating Officer                   1999       $142,724         --           --                --          11,650          $3,063

Lawrence E. Welker                  2001       $145,000         --           --                --          12,500          $2,451
Executive  Vice  President          2000       $144,511         --           --                --          20,000          $1,955
Chief Financial Officer,            1999       $133,520         --           --                --          11,650          $2,579
Treasurer and Secretary

S. Elaine Pollert                   2001       $136,000         --           --                --          12,500          $2,160
Executive  Vice President,          2000       $126,435         --           --                --          20,000          $1,960
Retail  Banking                     1999       $115,030         --           --                --          11,650          $1,857

--------------------------

(1) Includes amounts deferred by the Corporation's executive officers pursuant to ss.401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), under the 401(k) Plan.

(2)  Each  Named  Executive   Officer  of  the  Corporation   receives   certain
     perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(3) Includes the Bank's contributions on behalf of the Named Executive Officers to the 401(k) Plan.

     Stock Options

     The following table sets forth information related to options granted during fiscal year 2001 to the Named Executive Officers.

                        Option Grants - Last Fiscal Year

                                Individual Grants

                                              % of Total
                                            Options Granted     Exercise or
                            Options          to Employees        Base Price         Expiration         Grant Date
Name                       Granted(#)(1)    In Fiscal Year      ($/Share)(2)          Date(3)           Value(4)
-------------------------------------------------------------   ------------       -------------       ----------
John K. Keach, Jr.          17,500              17.8%               $15.91          12/18/2010            $61,775
Gerald L. Armstrong         12,500              12.7%               $15.91          12/18/2010            $44,125
Lawrence E. Welker          12,500              12.7%               $15.91          12/18/2010            $44,125
S. Elaine Pollert           12,500              12.7%               $15.91          12/18/2010            $44,125

----------------------------

(1)  Options to acquire shares of the Corporation's Common Stock.

(2) The option exercise price may be paid in cash or with the approval of the Stock Option Committee in shares of the Corporation's Common Stock or a combination thereof. The option exercise price equaled the market value of a share of the Corporation's Common Stock on the date of grant.

(3) Mr. Armstrong's options are exercisable as follows: 2,118 on June 20, 2001, 4,096 on January 1, 2009, and 6,286 on January 1, 2010. Ms. Pollert's options are exercisable as to 4,316 shares on January 1, 2003, 6,286 shares on January 1, 2004, and 1,898 shares on January 1, 2005.

(4) This column sets forth the present value of the options on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 3.46%, risk-free rate of return of 5.153%, expected volatility of 25.48% and expected life of options of 5.36 years.

     The following table includes information relating to option exercises by the Named Executive Officers during fiscal 2001 and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of June 30, 2001. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.

                                        Aggregate Option Exercises in Last Fiscal Year and
                                  Outstanding Stock Option Grants And Value Realized As Of 6/30/2001
                                                                                                Value of
                                                                Number of                     In-the-Money
                                                          Securities Underlying                 Options
                          Shares                          Unexercised Options               at Fiscal Year
                        Acquired on       Value            at Fiscal Year End(#)               End($)(1)
Name                    Exercise(#)     Realized($)     Exercisable    Unexercisable    Exercisable  Unexercisable
---------------------   -----------     -----------     -----------    -------------    -----------  -------------
John K. Keach, Jr.            --                --       140,562           29,993          $847,386     $103,239
Gerald L. Armstrong        3,543           $24,989        72,342           40,870          $557,444     $ 62,376
Lawrence E. Welker            --                --       118,417           10,488          $840,601     $  2,640
S. Elaine Pollert          4,775           $41,403        75,243           17,444          $308,370     $ 71,922

---------------------

(1) Amounts reflecting gains on outstanding in-the-money options are based on the June 29, 2001, average between the high and low prices for the stock, which was $21.66.

Employment Agreements

     The Bank has three-year employment contracts with the following executive officers: Lawrence E. Welker, John K. Keach, Jr., Gerald L. Armstrong and S. Elaine Pollert (collectively, the "Employees"). The Corporation has guaranteed the Bank's obligations under these contracts. The contracts can be extended annually for additional one-year terms to maintain a three-year term unless notice is properly given by either party to the contract, and have been so extended. The Employees receive their current salary, which salary is subject to increases approved by the Board of Directors. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to Bank employees. The Employees may terminate their employment upon 30 days written notice to the Bank. The Bank may discharge the Employees for "cause" (generally, dishonesty, incompetence, forms of misconduct, or certain legal violations) at any time or in certain events specified by Office of Thrift Supervision regulations. Upon termination of an Employee's employment by the Bank for other than cause or in the event of termination by an Employee for "cause" (generally, material changes in duties or authority or breaches by the Bank of the contract), that Employee will receive his or her base compensation under the contract (a) for an additional three years if the termination follows a change of control not approved in advance by the Board of Directors
(generally, material changes in the owners of shares of the Bank or the Corporation or in the composition of its Board of Directors), or (b) for the remaining term of the contract, if the termination does not follow a change of control. In addition, during such period, the Employee will continue to participate in the Bank's group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employee will have the right to cause the Bank to purchase any stock options he or she holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the employment agreement together with any other payments made to an Employee by the Bank are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. The cash compensation which would be paid under these contracts to the four Named Executive Officers if the contracts were terminated as of the date hereof after a change of control for other than cause by the Bank or for cause by the Employees, would be the following:

                  Named Executive Officer           Cash Compensation

                     John K. Keach, Jr.                $945,000
                     Gerald L. Armstrong                468,000
                     Lawrence E. Welker                 444,000
                     S. Elaine Pollert                  426,000

     The employment contracts provide the Bank protection of its confidential business information should any of them voluntarily terminate his or her employment without cause or be terminated by the Bank for cause.

     The existence of these contracts may make a merger, other business combination or change of control of the Bank more difficult or less likely. This is because, unless the Employees are allowed to maintain their positions and authority with the Bank, they will be entitled to payments which in the aggregate may be deemed to be substantial. However, the employment contracts provide security to the Employees, and the Board of Directors believes that the contracts will encourage their objective evaluation of opportunities for mergers, other business combinations or other transactions involving a change of control of the Corporation or the Bank since they will be in a position to evaluate such transactions without significant concerns about the manner in which such transactions will affect their financial security.

Compensation of Directors

     Monthly Fee. Directors of the Corporation are not currently paid director's fees. Each director of the Bank receives $600 per regular meeting attended, $200 per committee meeting attended, $300 per special meeting attended, and a $3,300 quarterly retainer. If a director misses more than three consecutive meetings, he is removed from the Board.

     Stock Options to Outside Directors. On October 24, 2000, the Corporation's outside directors other than Mr. Pence received automatically under the 1995 Option Plan a non-qualified stock option to purchase 1,431 shares of the Corporation's Common Stock for $15.375 per share.

     The options are exercisable in whole or in part at any time from and after six months following their grant until ten years and one day following their grant, except that such options will terminate, if not previously exercised, six months after the optionholders cease to be directors of the Corporation for any reason other than death. If the optionholder dies while a director of the Corporation or within six months after he ceases to be a director, the option may be exercised by his executor, administrator or estate beneficiaries within one year following the date of his death but not later than the last day of the option term. The options are nontransferable other than by will or the laws of descent and distribution and must be exercised by delivering a cash payment equal to the exercise price to the Corporation.

     Deferred Compensation for Outside Directors. The Bank entered into deferred compensation agreements with the five outside directors. Under these agreements, each outside director deferred all or part of his monthly fee during a period of five years from June, 1992, to May, 1997, and will subsequently receive deferred compensation after he reaches his normal retirement date (as outlined below) or upon his death. The annual deferred compensation benefits payable to each of the outside directors is as follows:

                                                           Amount of Annual
                  Name of Individual                   Deferred Compensation
                  ------------------                   ---------------------
                  David W. Laitinen                           $91,231
                  Harold Force                                $79,757
                  John T. Beatty                              $65,239
                  Harvard W. Nolting, Jr.                     $32,357
                  Lewis W. Essex                              $28,320

The normal retirement date for Messrs. Beatty, Force, and Laitinen is the first day of the month following the date on which they reach 60, for Mr. Nolting is the first day of the month following the date on which he reaches 65, and for Mr. Essex is the first day of the month following the date on which he reaches
70. The deferred compensation is payable to Messrs. Beatty, Force, Laitinen and Nolting for a period of 15 years and is payable to Mr. Essex for a period of 10 years.

Directors Emeritus Benefits

     In consideration of a director serving as Director Emeritus, any Director Emeritus is paid an amount equal to 3/4 of the monthly fee paid to directors at the time of his retirement from the Board.

Pension Plan

     The Bank's employees are included in a pension plan administered by Pentegra Group. Separate actuarial valuations are not made for individual members of the plan. The Bank's employees are eligible to participate in the plan once they have completed one year of service for the Bank and have attained the age of 21 years.

     The plan provides for monthly retirement benefits determined on the basis of the employee's years of service and the employee's average base salary for the five consecutive years of his or her employment producing the highest average. Early retirement, disability, and death benefits are also payable under the plan, depending upon the participant's age and years of service. During fiscal 2001, the Bank contributed $211,662 to the pension plan.

     The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.


 Highest Five-Year                                                   Years of Benefit Service
  Average Annual          ------------------------------------------------------------------------------------------
   Compensation                10                 20                   30                 40                 50
--------------------      ------------       ------------         ------------       ------------       ------------

  $140,000                   $27,100            $  54,100           $ 81,200          $108,700             $136,700
  $180,000                   $35,100            $  70,100           $105,200          $140,700             $176,700
  $220,000                   $43,100            $  86,100           $129,200          $172,700             $216,700
  $260,000                   $51,100            $102,100            $153,200          $204,700             $256,700
  $300,000                   $59,100            $118,100            $177,200          $236,700             $296,700
  $340,000                   $67,100            $134,100            $201,200          $268,700             $336,700

     Benefits are currently subject to maximum Code limitations of $140,000 per year. The years of service credited under the pension plan as of June 30, 2001, to the Named Executive Officers are as follows:

                  Name of Executive Officer            Years of Service
                  -------------------------            ----------------

                     John K. Keach, Jr.                        27
                     Gerald L. Armstrong                        8
                     Lawrence E. Welker                        22
                     S. Elaine Pollert                         14

The compensation covered by the pension plan for purposes of computing their benefits is the equivalent of the compensation set forth in the salary column in the chart on page.

Excess Benefit Plan

     On April 1, 2001, the Bank entered into an excess benefit plan agreement with John K. Keach, Jr. Under this agreement, Mr. Keach is provided retirement benefits equal to the annual benefits he would have received under the Bank's pension plan had he received full credit for his annual salary and if the pension plan did not have to make certain reductions in benefits required under ss. 415 and ss. 401 of the Internal Revenue Code of 1986, as amended, less the annual benefits he is entitled to under the pension plan. The benefits are to be paid on an annual basis for the life of Mr. Keach. The projected annual benefit payable to Mr. Keach under this agreement is about $93,000. Death benefits are also provided in the agreement The benefits are paid from the general assets of the Bank. The Bank has secured key person life insurance which is expected to provide the Bank with the funds necessary to provide the benefits described above.

Supplemental Retirement Income and Deferred Compensation Program

     The Bank has entered into either supplemental retirement agreements or deferred compensation agreements with its executive officers and with eight other current or former employees deemed by the management of the Bank to be key employees. These agreements provide each of the executive officers of the Bank with supplemental retirement benefits after the employee terminates his employment for any reason, unless such termination is for cause; provided that in no event will such retirement benefits commence before the employee has reached age 50.

     The annual benefits for the Named Executive Officers are equal to the amounts specified below:

                  Name of Executive Officer            Amount of Annual Benefit
                  -------------------------            ------------------------
                     John K. Keach, Jr.                      $82,664
                     Gerald L. Armstrong                     $67,343
                     Lawrence E. Welker                      $58,649
                     S. Elaine Pollert                       $44,664

     The annual benefits are payable to those persons for a period of 15 years. The agreements also provide for death and burial benefits.

     The benefits are paid from the general assets of the Bank. The Bank has secured key person life insurance in order to provide the Bank with the funds necessary to provide the benefits described above. Under the supplemental retirement agreements, if an executive officer or employee is terminated for cause, all benefits under his or her agreement are forfeited.

Performance Graph

     The following graph shows the performance of the Corporation's Common Stock since June 30, 1996, in comparison to the NASDAQ Stock Market - U.S. Index and the NASDAQ Bank Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG HOME FEDERAL BANCORP, THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE NASDAQ BANK INDEX

                                                                  Cumulative Total Return
                                     --------------------------------------------------------------------------
                                       6/96          6/97         6/98          6/99         6/00          6/01

HOME FEDERAL BANCORP                 100.00        167.26       269.98        258.05       154.10        206.81
NASDAQ STOCK MARKET (U.S.)           100.00        121.60       160.06        230.22       340.37        184.51
NASDAQ BANK                          100.00        156.28       216.77        214.11       175.56        243.49


*        $100 INVESTED ON 6/30/96 IN STOCK OR INDEX -
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING JUNE 30.

Transactions With Certain Related Persons

     The Bank has followed the policy of offering to its directors, officers and employees and their associates, real estate mortgage loans for the financing of their principal residences; consumer loans; and, in certain cases, commercial loans. These loans are made in the ordinary course of business on substantially the same terms and collateral as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

     The members of the Corporation's Compensation Committee are Messrs. Nolting, Jr. (Chairman), Laitinen and Keach, Jr. Mr. Keach, Jr. is an officer of the Corporation. All of the outside directors of the Corporation are members of the Stock Option Committee.

                        PROPOSAL II -- STOCK OPTION PLAN

     The Board of Directors of the Corporation adopted the Home Federal Bancorp 2001 Stock Option Plan (the "2001 Option Plan") on August 28, 2001. The essential features of the 2001 Option Plan are summarized below, but the 2001 Option Plan is set forth in full in Exhibit B to this Proxy Statement, and all statements made in this summary are qualified by reference to the full text of the 2001 Option Plan.

Purpose

     The purpose of the 2001 Option Plan is to provide to certain directors, officers and other key employees of the Corporation and its subsidiaries (currently approximately ten persons) a favorable opportunity to acquire Common Stock of the Corporation and thereby increase the incentive of such persons to work for the success of the Corporation and its subsidiaries and better enabling such entities to attract or retain capable directors and executive personnel.

     The 2001 Option Plan provides for the grant of both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to the Corporation) and options that do not so qualify (non-qualified stock options).

Administration

     The 2001 Option Plan is administered, construed and interpreted by a committee consisting of at least two members of the Corporation's Board of Directors. The Corporation's Stock Option Committee will administer the 2001 Option Plan. The Stock Option Committee selects the individuals to whom options or cash awards will be granted and determines the time of grant, the number of shares of stock to be covered by each option, the amount of any cash awards, the option price, the period within which the option may be exercised, whether the option is an incentive stock option or non-qualified stock option, and any other terms and conditions of the options or cash awards granted. Members of the Stock Option Committee must be nonemployee directors of the Corporation. The current members of that Committee are set forth on page of this Proxy Statement.

Reservation of Shares

     The Corporation has reserved 425,000 shares of its Common Stock for issuance upon exercise of options to be granted under the 2001 Option Plan. No stock options have been granted under the 2001 Option Plan as of yet. Shares issued under the 2001 Option Plan may be authorized but unissued shares or treasury shares of the Corporation. The Corporation may, depending on availability and market prices, use shares it repurchases on the open market to fund grants of stock options under the 2001 Option Plan. In the event of corporate changes affecting the Corporation's Common Stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations, liquidations, and extraordinary distributions (consisting of cash, securities, or other assets), the Stock Option Committee may make appropriate adjustments in the number and kind of shares reserved under the 2001 Option Plan and in the option price under, and the number and kind of shares covered by, outstanding options granted under the 2001 Option Plan. Any shares subject to an option which expires or is terminated before exercise will again be available for issuance under the 2001 Option Plan.

     Options and cash awards may be granted to directors, officers (including officers who are members of the Board of Directors) and other key employees of the Corporation and its subsidiaries who are materially responsible for the management or operation of the business of the Corporation or its subsidiaries and have provided valuable services to the Corporation or its subsidiaries. Such individuals may be granted more than one option under the 2001 Option Plan. However, no employee may be granted options under the 2001 Option Plan for more than 30,000 shares of Common Stock in any calendar year (subject to antidilution adjustments).

Terms of the Options

     Stock Option Price. The price to be paid for shares of Common Stock upon the exercise of each stock option shall not be less than the fair market value of such shares on the date on which the option is granted. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Corporation may be granted at an option price no less than 110% of the fair market value of the stock on the date of grant.

     Option Term. No option may have a term longer than ten years and one day from the date grant. However, under the Internal Revenue Code of 1986, as amended (the "Code"), incentive stock options may not have terms in excess of ten years. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Corporation may not have terms in excess of five years.

     Exercise of Option. The option price of each share of stock is to be paid in full in cash at the time of exercise. Under certain circumstances, the 2001 Option Plan permits optionees to deliver a notice to their broker to deliver to the Corporation the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of the Corporation. With the approval of the Stock Option Committee, payment of the option price may also be effected by tendering whole shares of the Corporation's Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Stock Option Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares, and no option may be exercised during the first six months of its term.

     Exercise of Options by Other than Outside Directors. Except as provided below, upon termination of an optionholder's employment by the Corporation and its subsidiaries, all rights under any options granted to him but not yet exercised terminate. In the event that an optionee retires pursuant to any then existing pension plan of the Corporation or its subsidiaries, his option may be exercised by him in whole or in part within three years after his retirement until the expiration of the option term fixed by the Committee, whether or not the option was otherwise exercisable by him at his date of retirement; provided, however, that if he remains a director or director emeritus of the Corporation he may exercise such option until the later of (a) three years after his retirement or (b) six months after he ceases to be a director or director emeritus of the Corporation. If an optionee's employment by the Corporation and its subsidiaries terminates by reason of permanent and total disability, his option may be exercised by him in whole or in part within one year after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Corporation or its subsidiaries, within three years after his retirement (or, if later, six months following his termination of service as a director or director emeritus of the Corporation), or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Stock Option Committee.

     Exercise of Options by Outside Directors. Options granted to directors who are not employees of the Corporation or its subsidiaries ("Outside Directors") terminate six months after the date such Outside Director ceases to be a director and director emeritus of the Corporation for any reason. If an optionee who is an Outside Director ceases to be a director and a director emeritus by reason of disability, any option granted to him may be exercised in whole or in part within one year of such termination of service, whether or not the option was otherwise exercisable by him at the time of such termination of service. In the event of the death of an Outside Director while serving as a director or director emeritus of the Corporation, within six months after he ceases to be a director and a director emeritus of the Corporation, or within one year after he ceases to be a director and a director emeritus of the Corporation by reason of disability, any option granted to him may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Stock Option Committee.

     Nontransferability of Option. Options may not be transferred except by will or the laws of descent and distribution. During the lifetime of an optionee, they may be exercised only by him or his guardian or legal representative.

     Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the 2001 Option Plan may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Stock Option Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the 2001 Option Plan.

     Cash Awards. The Stock Option Committee may grant to optionees who are granted non-qualified stock options the right to receive a cash amount which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon the optionee as a result of the exercise of a non-qualified stock option and the receipt of a cash award.

     Change of Control. In the event of a change of control of the Corporation, outstanding options which are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of the Corporation or of the Bank within the meaning of 12 C.F.R. ss. 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Corporation or any of its subsidiaries). This provision could result in adverse tax consequences to the Corporation and to the optionee as a result of the golden parachute provisions in the Code. Under the golden parachute provisions, compensatory payments made by the Corporation to an employee following a change in control which are contingent on a change in control and which exceed certain limits based on the average annual compensation of the employee for the five calendar years before the change in control are not deductible by the Corporation and would subject the optionee to a 20% excise tax. The value of any option which would become immediately exercisable following a change in control (the spread between the then fair market value of the option shares and the option price) could be deemed to be a compensatory payment contingent on a change in control, and, thus, if such amount, when added to any other payments made by the Corporation to the employee which are contingent on a change in control, would exceed the limits described above, the excess amounts would be non-deductible and subject to the excise tax.

     The effect of this change of control provision which, under certain circumstances, could accelerate benefits to optionholders may be to increase the cost of a potential business combination or acquisition of control of the Corporation. To the extent that this increased cost is significant, potential acquirors may be deterred from pursuing a transaction involving the Corporation, and its shareholders may be deprived of an opportunity to sell their shares at a favorable price. However, the options which may be granted under the 2001 Option Plan may be fully exercisable within six months following the date of the grant, so the change of control provision described above may not have a significant deterrent effect. Moreover, to the extent this provision could operate to accelerate benefits under stock options awarded in the future, the Board of Directors believes that the expected benefits of these provisions in attracting and retaining qualified management personnel outweigh these possible disadvantages.

Other Provisions

     The Stock Option Committee may provide for such other terms, provisions and conditions of an option as are not inconsistent with the 2001 Option Plan. The Stock Option Committee may also prescribe, and amend, waive and rescind rules and regulations relating to the 2001 Option Plan, may accelerate the vesting of stock options or cash awards granted or made under the 2001 Option Plan, may make amendments or modifications in the terms and conditions (including exercisability) of the options relating to the effect of termination of employment of the optionees, and may waive any restrictions or conditions applicable to any option or the exercise thereof.

Amendment and Termination

     The Board of Directors of the Corporation may amend the 2001 Option Plan from time to time, and, with the consent of the optionee, the terms and provisions of his option or cash award, provided, however, that (1) no amendment may, without the consent of an optionee, make any changes in any outstanding option or cash award which would adversely affect the rights of the optionee and
(2) without approval of the holders of at least a majority of the shares of the Corporation voting in person or by proxy at a duly constituted meeting, or adjournment thereof, the following changes in the 2001 Option Plan may not be made: an increase in the number of shares reserved for issuance under the 2001 Option Plan (except as permitted by the antidilutive provisions in the 2001 Option Plan); an extension of the option terms to more than 10 years and one day from the date of grant of the option; or a material modification of the class of employees eligible to receive options or cash awards under the 2001 Option Plan. The Board of Directors of the Corporation may terminate the 2001 Option Plan at any time. In any event, no incentive stock options may be granted under the Stock 2001 Option Plan after October 23, 2011.

Federal Income Tax Consequences

     The grant of incentive and non-qualified stock options will have no federal tax consequences to the Corporation or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Corporation or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Corporation or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Corporation or its subsidiaries if the optionee's employment is terminated because of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Corporation or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified items, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on that optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Corporation for federal income tax purposes as of that date, as long as the Corporation withholds federal income tax with respect to that taxable amount, assuming the optionholder's income is subject to income tax withholding by the Corporation. The 2001 Option Plan permits, under certain circumstances, holders of non-qualified stock options to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of the option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price; and (b) the gain realized upon the disposition of those shares. The Corporation will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as the Corporation withholds federal income tax with respect to that taxable amount (assuming the optionholder's income is subject to income tax withholding by the Corporation). If the spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon the subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for 12 months or more, and short-term capital gain or loss in all other cases. Currently, long-term capital gains for noncorporate taxpayers are generally taxed at a maximum rate of 20%. Short-term capital gains are taxed at the same rates as ordinary income.

Financial Accounting Consequences

     At this time, neither the grant of incentive or non-qualified stock options nor the issuance of shares upon exercise of such options will result in a compensation expense charge to the Corporation's earnings for financial accounting purposes, except that for non-qualified stock options, earnings will be charged with the excess, if any, of the fair market value on the date of grant over the exercise price of the option shares. Option proceeds from the exercise of these options and tax savings from non-qualified stock options (other than tax savings resulting from charges to earnings made when the exercise price is less than fair market value of the option shares on the date of grant) are credited to capital. The Financial Accounting Standards Board (the "FASB") has adopted rules that require disclosure about the value of stock options in financial statements for the Corporation, including their impact on earnings.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE AND RATIFY THE 2001 OPTION PLAN. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE CORPORATION'S COMMON STOCK VOTING IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF. ABSTENTIONS WILL BE INCLUDED IN THE NUMBER OF SHARES PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL AND ACCORDINGLY TREATED AS "NO" VOTES, BUT BROKER NON-VOTES WILL BE EXCLUDED FROM THE NUMBER OF SHARES PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL AND WILL HAVE NO EFFECT ON THE VOTE.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires that the Corporation's officers and directors and persons who own more than 10% of the Corporation's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% Shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the fiscal year ended June 30, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with.

                                  ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been selected as the Corporation's principal independent accountant for the current fiscal year. Deloitte & Touche LLP has served as auditors for the Corporation since 1984. It is expected that representatives of the firm will be present at the Annual Meeting to make any statements they desire to make and to answer questions directed to them.

                             SHAREHOLDER PROPOSALS

     Any proposal which a Shareholder wishes to have presented at the next Annual Meeting to be held in October, 2002, and included in the Proxy Statement and form of proxy relating to that meeting must be received by the Corporation at its principal executive offices no later than 120 days in advance of September 21, 2002. Any such proposals should be sent to the attention of the Secretary of the Corporation, 222 West Second Street, P.O. Box 648, Seymour, Indiana 47274-0648. A Shareholder proposal being submitted outside the processes of Rule 14a-8 promulgated under the 1934 Act will be considered untimely if it is received by the Corporation later than 45 days in advance of September 21, 2002. If the Corporation receives notice of such proposal after such time, each proxy that the Corporation receives will confer upon it discretionary authority to vote on the proposal in the manner the proxies deem appropriate.

                                    GENERAL

     The Board of Directors knows of no matters which are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the proxies will be voted, with respect to them, in accordance with the recommendations of the Board of Directors.

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation, who will receive no special compensation therefor, may solicit proxies by telephone, telegraph or personal visits, and the cost of such additional solicitation, if any, will be borne by the Corporation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Corporation, the Corporation relies upon information furnished by others for the accuracy and completeness thereof.

                                            By Order of the Board of Directors



                                            -----------------------------------
                                            John K. Keach, Jr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer

September 21, 2001

REVOCABLE PROXY                                                  REVOCABLE PROXY
                              HOME FEDERAL BANCORP
                         Annual Meeting of Shareholders
                                October 23, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerald L. Armstrong and Lawrence E. Welker, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Home Federal Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hampton Inn, Seymour, Indiana, on Tuesday, October 23, 2001, at 3:00 P.M., and at any and all adjournments thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                              HOME FEDERAL BANCORP
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1. The election as directors of all nominees listed below for three-year terms:
        [ ] FOR         [ ] WITHHOLD ALL       [ ] FOR ALL
                                               (Except Nominee(s) written below)

                                               ---------------------------------
        Nominees:       John T. Beatty
                        Harold Force
                        Gregory J. Pence

2.  To adjust and ratify the Home Federal Bancorp 2001 Stock Option Plan.
        [  ] FOR        [  ]  AGAINST           [  ] ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" each of the listed propositions.

This proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from Home Federal, prior to the execution of this proxy, of a notice of the Meeting, a proxy statement and an Annual Report to shareholders.

                                            Date__________________________, 2001
                              Signature(s)____________________________________



                              Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT

                PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.